EXHIBIT 10.37

                 NONEMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

      AGREEMENT made as of the _____ day of ______________, 19___, between CLIFFWOOD OIL & GAS CORP., a Texas corporation (the "Company") and ___________ _________________________ ("Director").

      To carry out the purposes of the CLIFFWOOD OIL & GAS CORP. 1997 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (the "Plan"), a copy of which is attached hereto as Exhibit A, by affording Director the opportunity to purchase shares of the Class A common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

      1. 952421076GRANT OF OPTION. The Company hereby irrevocably grants to Director the right and option ("Option") to purchase all or any part of an aggregate of shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended.

      2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $ per share, which has been determined to be the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

      3. EXERCISE OF OPTION. (FOR INITIAL GRANTS TO DIRECTORS AS OF THE EFFECTIVE DATE OF THE PLAN: Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principle executive office addressed to the attention of its Chairman, President and Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                       PERCENTAGE OF SHARES
NUMBER OF FULL YEARS                   THAT MAY BE PURCHASED
--------------------                   ---------------------
 LESS THAN 1    YEAR                             0%
           1    YEAR                         33.33%
           2    YEARS                        66.66%
           3    YEARS OR MORE               100.00%

(SUBSEQUENT GRANTS TO DIRECTORS AS OF ANNUAL MEETINGS OF THE STOCKHOLDERS OF THE COMPANY:) Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of Chairman, President and Chief Executive Officer, at any time from time to time following six months after the date of grant hereof.

      This Option is not transferable by Director otherwise than by will or the laws of descent and distribution, and may be exercised only by Director (or Director's guardian or legal representative) during Director's lifetime. If a Director's membership on the Board of Directors of the Company (the "Board") terminates, this Option may be exercised as follows:

      (a) If Director's membership on the Board terminates for cause or voluntarily by Director (other than by reason of mandatory retirement pursuant to the policy of the Board) not at the request of the Board, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director's membership of the Board so terminates. For purposes of this Agreement, "cause" shall mean Director's gross negligence or willful misconduct in performance of his duties as a director, or Director's final conviction of a felony or of a misdemeanor involving moral turpitude.

      (b) If Director's membership on the Board terminates by reason of disability, this option may be exercised in full by Director (or Director's guardian or legal representative or Director's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination.

      (c) If Director dies while a member of the Board, Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of one year following the date of Director's death.

      (d) If Director's membership on the Board terminates for any reason other than as described in (a), (b), or (c) above, this Option may be exercised in full by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period.

      No Option shall not be exercisable in any event after the expiration of ten years from the date thereof. The purchase price of shares as to which this Option is exercised shall be paid at the time of exercise (A) in cash (including check, bank draft or money order payable by order of the Company), (B) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (C) any combination of cash or Stock. No fractional share of Stock shall be issued by the Company upon exercise of an Option or accepted by Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any rights or privileges of shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

      4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of each exercise or disposition such amount of money or shares of Stock as the Company may required to meet its obligation under applicable tax laws ore regulations, and, if Director fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash of shares of Stock distributable to Director upon such exercise.

      5. STATUS OF STOCK. The Company may, but shall not be required to, register for issuance under Securities Act of 1933, as amended (the "Act"), the shares of Stock acquirable upon exercise of this Option. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may required to assure compliance with applicable securities laws.

      Director agrees that the shares of stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend as the Company deems appropriate in order to assure compliance with applicable laws, (ii) that the Company may refuse to register the transfer of the shares of Stock under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of stock purchased under option.

      6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of successors to the Company and all persons lawfully claiming under Director.

      7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN COMPLIANCE WITH, THE LAWS OF THE STATE OF TEXAS.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

                            CLIFFWOOD OIL & GAS CORP.


                           By: _____________________________________
                              Frank A. Lodzinski, President


                              ________________, DIRECTOR